UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2012

WELLESLEY CAPITAL MANAGEMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-151485	26-2569043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 South Andrews Blvd, Suite 203, Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	954-599-3672

7076 Spyglass Avenue, Parkland, Florida 33076

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 20, 2012, the Company entered into a binding Letter of Intent whereby the Company was to issue common shares predicated on certain events happening including, but not limited to, transfer of assets, coordination of liabilities and new management and members of the Company’s board of directors.

A copy of the Binding Letter Of Intent is attached as Exhibit 10.1 to this current report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

Effective August 27, 2012, Wellesley Capital Management Group, Inc. (the “Company”) will issue 82,500,000 shares of its common stock as payment of various acquisitions of real estate, mortgages, other assets, consultants and management amounting to a total amount of $825,000. All 82,500,000 common shares were not registered under the Securities Act of 1933, as amended, under exemption contained in Section 4(2) of the Securities Act of 1933 and the shares issued bare a restrictive legend.

After the effective issuance of the above 82,500,000 common shares, the Company will have 100,000,000 common shares outstanding at August 27, 2012.

Item 5.01	Changes in Control of Registrant.

Pursuant to the Binding Letter of Intent, effective August 27, 2012, the company will issue 82,500,000 common shares which will result in a change of control of the Company from our prior sole officer and director, Steve Adelstein. The Company’s new management team of Roland Breton, President and Director and Peter M. Burgess, Chief Operating Officer and Director will own or control (directly or indirectly) 32,200,000 common shares (32.2% of the effective outstanding common shares at August 27, 2012).

A copy of the Binding Letter Of Intent is attached as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer and Director

Effective August 27, 2012, our sole Director and Chief Executive Officer (Steve Adelstein) of Wellesley Capital Management Group, Inc. (the “Company”), resigned from all positions held within the Company. There was no disagreement between the Company and Steve Adelstein at the time of his resignation from the Company.

On August 27, 2012, the Company elected the following officers and directors:

Name	Title
Roland Breton	President and Director
Peter M. Burgess	Chief Operating Officer and Chairman of the Board of Directors
Tai Lyndon Houser, Ph. D.	Director

Background of New Officers and Directors

Roland Breton, President and Director:

From 2007 to present, Mr. Breton, from time to time, has been a consultant to various entities, including our Company. Additionally, Mr. Breton was Chief Executive Officer and Chairman of the Board of Directors of Information Architects Corporation, from time to time, and resigned as an officer and Director on March 21, 2012.

Peter M. Burgess, Chief Operating Officer and Chairman of the Board of Directors:

From 2010 to present, Mr. Burgess has been Executive Vice President and Chief Operating Officer of  Pan American Fund and Wellesley Asset Secured Portfolio, a real estate investment fund specializing in distressed real estate and related properties. From fourth quarter, 2011 to March 21, 2012, he was an officer and a member of the Board of Directors of Information Architects Corporation, a publicly held entity. Additionally, from time to time, he was a consultant, officer and director to various private entities including, but not limited to Gateway Mortgage Bankers and Skyline Capital, LLC, located in Coral Gables, FL that specialized in commercial properties.

Tai Lyndon Houser, Ph D.; Member of the Board:

Dr. Houser is currently a District Director of the Elmore Honors Institute as Chief Academic Officer and Manager of the honors program at Broward College located at 111 East Las Olas Boulevard, Fort Lauderdale, FL 33301. He oversees a multi-campus program serving over 1000 students with operating budget and staff responsibilities. From 2008 to 2011, Dr. Houser was a professor facilitating classroom experience for a variety of English classes at Broward College.

Item 8.01	Other Events.

The company is relocating offices and having a change of address to 305 South Andrews Blvd, Suite 203, Fort Lauderdale, FL 33301

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Binding Letter of Intent dated August 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2012	Wellesley Capital Management Group, Inc.

By: /s/ Roland Breton
Roland Breton President